UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

ACCO Brands Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-08454	36-2704017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Corporate Drive
Lake Zurich, Illinois		60047
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 541-9500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 21, 2024. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote for each proposal are set forth below. Each of the proposals is described in greater detail in the Company’s Proxy Statement.

1: The election of nine directors for a one-year term expiring at the 2024 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Vote
Joseph B. Burton	72,160,049	3,425,179	63,299	8,668,724
Kathleen S. Dvorak	73,587,088	2,010,978	50,459	8,668,726
Pradeep Jotwani	70,143,860	5,450,139	54,527	8,668,725
Robert J. Keller	72,570,088	2,009,915	1,068,525	8,668,723
Ron Lombardi	74,193,389	1,342,218	112,921	8,668,723
Graciela I. Monteagudo	70,672,809	4,924,468	51,247	8,668,727
E. Mark Rajkowski	73,549,407	2,045,904	53,216	8,668,724
Elizabeth A. Simermeyer	73,967,615	1,622,539	58,374	8,668,723
Thomas W. Tedford	70,819,340	4,034,452	794,733	8,668,726

2: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024:

For	Against	Abstain
83,145,424	1,113,272	58,555

3: The approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
73,631,188	1,661,829	355,505	8,668,729

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation

Date:	May 22, 2024	By:	/s/ Pamela R. Schneider
Pamela R. Schneider, Senior Vice President, General Counsel and Corporate Secretary